Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-185632, 333-206788, 333-215643, and 333-232632) of Nexstar Media Group, Inc. of our report dated March 1, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting of Tribune Media Company, which is incorporated by reference in this Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
November 4, 2019